EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79703) of UCBH Holdings, Inc. of our report dated June 21, 2004, relating to the financial statements of United Commercial Bank Savings Plus Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, CA
June 21, 2005